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                                 EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) pertaining to the Reliability Incorporated 1997 Stock Option Plan and to the incorporation by reference therein of our report dated January 31, 1997, except for Note 9, as to which the date is February 17, 1997, with respect to the consolidated financial statements and schedule of Reliability Incorporated included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


                                        /s/ ERNST & YOUNG LLP




Houston, Texas
May 6, 1997


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